EXHIBIT 99.1
FirstCash Reports Strong Third Quarter Earnings Results Driven by
Impressive LatAm Revenue Growth and Continued U.S. Improvement;
Declares Increased Quarterly Cash Dividend of $0.20 per Share and
Adds Additional $100 Million Share Repurchase Authorization
____________________________________________________________

Fort Worth, Texas (October 26, 2017) -- FirstCash, Inc. (the “Company”) (NYSE: FCFS), the leading international operator of over 2,100 retail pawn stores in the U.S. and Latin America, today announced revenue, net income and earnings per share for the three and nine month periods ended September 30, 2017. In addition, the Company announced that the Board of Directors increased the annualized dividend to $0.80 per share, or $0.20 per share quarterly, beginning with the dividend to be paid on November 30, 2017 and authorized an additional $100 million for future share repurchases.

Mr. Rick Wessel, chief executive officer, stated, “We posted strong third quarter results, again driven by remarkable growth in Latin America and continued realization of merger synergies. Our results in Latin America saw same-store pawn loans grow 22%, or 14% on a constant currency basis, compared to the prior-year quarter, while same-store pawn lending fees and retail merchandise sales, collectively, “core pawn revenues,” grew 23%, or 17% on a constant currency basis, compared to the prior-year quarter. Likewise, the U.S. also saw continued sequential improvements with same-store pawn loans up 5% in the legacy First Cash stores compared to the prior-year quarter.

Supported by our strong cash flows and balance sheet, the Board of Directors has increased the dividend by 5%, to $0.80 per share on an annualized basis. Additionally, we remain active in the market and have repurchased 1,115,000 shares through October 25th under our current repurchase authorization. The Board also announced an additional $100 million share repurchase authorization to become effective upon the completion of the current plan that has approximately $35 million remaining. It is expected that the current plan will be completed later this year or very early in 2018,” Mr. Wessel concluded.

Earnings Highlights

•	The Company reported the following consolidated results for the three and nine months ended September 30, 2017 (in thousands, except per share amounts):

	Three Months Ended September 30,
	2017		2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP) *	(Non-GAAP)	(GAAP) *	(Non-GAAP)
Revenue	$435,412	$435,412	$261,153	$261,153
Net income (loss)	$28,274	$28,861	$(1,412)	$20,126
Diluted earnings per share	$0.59	$0.61	$(0.04)	$0.58
EBITDA (non-GAAP measure)	$61,150	$62,081	$12,639	$42,290
Weighted avg diluted shares	47,668	47,668	34,631	34,631

*	Other than EBITDA, which is a non-GAAP financial measure. See the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

	Nine Months Ended September 30,
	2017		2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP) *	(Non-GAAP)	(GAAP) *	(Non-GAAP)
Revenue	$1,299,617	$1,299,617	$626,335	$626,335
Net income	$76,158	$87,044	$23,435	$47,884
Diluted earnings per share	$1.58	$1.81	$0.77	$1.58
EBITDA (non-GAAP measure)	$174,770	$192,048	$67,718	$101,848
Weighted avg diluted shares	48,117	48,117	30,372	30,372

*	Other than EBITDA, which is a non-GAAP financial measure. See the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
Adjusted earnings measures exclude merger related expenses in both the 2017 and 2016 periods, the loss on extinguishment of debt as a result of the senior notes refinancing in May of 2017 and certain other adjustments, which are further described in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
Results of operations for the three month and nine month periods ended September 30, 2017 include the results of operations for Cash America which merged with FirstCash on September 1, 2016 (the “Merger”). The comparable prior-year periods include the results of operations for Cash America for the period September 2, 2016 to September 30, 2016, affecting comparability of 2017 and 2016 amounts. Unless noted otherwise, same-store results reported herein exclude Cash America results, as the stores were not in the comparative base for the full prior-year quarter or the year-to-date period.

•
Despite an unprecedented series of hurricanes and earthquakes in the third quarter, which impacted approximately 250 locations in markets that included coastal Texas, Florida, Louisiana, Alabama, Georgia, South Carolina and central and southern Mexico, the Company was able to quickly reopen most stores, resulting in no material impact to reported earnings results for the quarter.

•
For the trailing twelve months ended September 30, 2017, consolidated revenues totaled $1.8 billion, net income totaled $113 million and adjusted EBITDA totaled $270 million. EBITDA and adjusted EBITDA are non-GAAP measures and are calculated in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

Note: Certain growth rates in “Revenue Highlights” and “Pawn Operating Metrics” are calculated on a constant currency basis, a non-GAAP measure defined elsewhere in this release and reconciled to the most comparable GAAP measures in the financial statements in this release. The average Mexican peso to U.S. dollar exchange rate for the three-month period ended September 30, 2017 was 17.8 pesos / dollar, a favorable change of 5% versus the comparable prior-year period, and for the nine-month period ended September 30, 2017 was 18.9 pesos / dollar, an unfavorable change of 3% versus the prior-year period.

Revenue Highlights

•
Consolidated core pawn revenues grew 64% for the quarter and 99% for the year-to-date period (61% and 101%, respectively, on a constant currency basis) compared to the respective prior-year periods, primarily due to the Merger and continued revenue growth in Latin America.

•
U.S. segment revenues for the third quarter totaled $307 million, an increase of 94% compared to the third quarter of 2016, due primarily to the Merger. U.S. same-store core pawn revenues in the legacy First Cash stores increased by 1% for the quarter.

•
In the U.S. segment, same-store pawn fee revenues for the quarter in the legacy First Cash stores increased 3%, driven by 5% growth in same-store pawn receivables, while same-store retail sales in these stores declined 1% compared to the prior-year quarter. Same-store retail sales in the legacy Cash America stores improved on a sequential basis to down 1% compared to a decline of 3% in the second quarter of 2017. While same-store pawn fee revenues for the quarter in these stores declined 11% compared to the prior-year quarter, they have stabilized sequentially and the pawn yield is improving compared to the prior year.

•
Latin America segment revenues for the third quarter totaled $129 million, an increase of 25% on a U.S. dollar translated basis and 20% on a constant currency basis as compared to the third quarter of 2016, driven by strong same-store sales results, which included a same-store retail sales increase of 59%, or 52% on a constant currency basis, in the Maxi Prenda stores, and contributions from new stores.

•
Latin America same-store core pawn revenues for the quarter increased 23% on a U.S. dollar translated basis, driven by a 24% increase in retail sales and a 20% increase in pawn fees compared to the prior-year quarter. On a constant currency basis, Latin America same-store core pawn revenues for the quarter increased 17% with a 19% increase in retail sales and a 14% increase in pawn fees compared to the prior-year quarter.

Pawn Operating Metrics

•
Retail margins in Latin America for the quarter remained strong at 37%, especially given the significant volume of consumer electronic sales. U.S. segment retail margins for the quarter were 33%, which reflected the expected impact of the Merger, including the current focus on clearing aged inventory levels in the Cash America stores.

•
Pawn loans in Latin America totaled $90 million at September 30, 2017 and increased by 24% on a U.S. dollar translated basis and 16% on a constant currency basis from September 30, 2016. Same-store pawn loans in Latin America at quarter end increased 22% on a dollar translated basis and increased 14% on a constant currency basis compared to the prior-year.

•
U.S. segment pawn loans outstanding at September 30, 2017 totaled $281 million, which included $209 million from the Cash America locations. Pawn loans in the legacy U.S. First Cash stores increased 5% on a same-store basis from September 30, 2016, marking the fourth sequential quarter of positive year-over-year comparisons, and was significantly better than the 3% decline at this point a year ago. Excluding coastal Texas markets affected by the hurricane, Cash America same-store pawn receivables declined 11%, which was a sequential improvement over the 13% decline last quarter. The year-over-year decrease was driven in large part by continued efforts to improve portfolio yields and optimize loan-to-value ratios.

•
Total inventories at September 30, 2017 were reduced to $309 million, compared to $333 million a year ago, as the Company continues to make significant progress in optimizing inventory levels in the Cash America operations. As of September 30, 2017, inventories aged greater than one year in the Latin America stores remained extremely low at 1% while they were 9% in the U.S. Aged inventories in the legacy First Cash U.S. stores were 5%, while aged inventories in the Cash America stores were 11%, a significant sequential improvement over the 14% aged level last quarter.

Store Expansion Activity

•
During the third quarter of 2017, the Company added nine new stores in Mexico and one new location in the U.S. For the nine months ended September 30, 2017, the Company added 37 pawn stores in Latin America and three pawn stores in the U.S.

•
In Colombia, the Company has signed leases for one store and a corporate office and has additional retail locations in the leasing pipeline. Additionally, the Company has started hiring key local employees with the expectation for the first store to open in early 2018.

•
As of September 30, 2017, FirstCash operated 2,106 stores, composed of 989 stores in Latin America and 1,117 stores in the U.S. In addition, there were 63 check cashing locations operated by independent franchisees under franchising agreements with the Company at quarter end.

Cash Dividend and Stock Repurchases

•
The Company’s Board of Directors approved an increase in the annual dividend of 5% from $0.76 per share to $0.80 per share, or $0.20 per share quarterly, beginning in the fourth quarter of 2017. The $0.20 per share fourth quarter cash dividend on common shares outstanding declared by the Board of Directors will be paid on November 30, 2017 to stockholders of record as of November 13, 2017. Any future dividends are subject to approval by the Company’s Board of Directors.

•
Under the Company’s current $100 million share repurchase authorization, the Company repurchased 1,115,000 shares consisting of 954,000 shares at quarter end and an additional 161,000 shares through October 25th at an aggregate cost of approximately $65 million, or an average repurchase price of $58.03 per share, leaving approximately $35 million available for future share repurchases under the current buyback authorization. The Company expects to complete the remaining authorization later this year or early in 2018, subject to expected liquidity, debt covenant restrictions and other relevant factors.

•
Given the progress of repurchases under the existing plan and the strong cash flows from the business, the Company’s Board of Directors authorized an additional $100 million share repurchase program that will become effective following the completion of the current plan.

Liquidity

•
The Company generated $205 million in operating cash flow and $195 million in adjusted free cash flow during the twelve months ended September 30, 2017 compared to $68 million and $46 million, respectively, during the same prior-year period. Adjusted free cash flow is a non-GAAP measure and is calculated in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
Total outstanding debt at September 30, 2017 was $440 million which includes the $300 million senior notes due in 2024 and $140 million drawn on the $400 million unsecured credit facility. This compares to $560 million of outstanding debt at September 30, 2016.

•	The ratio of net debt, defined as total debt less cash and cash equivalents, to trailing twelve months adjusted EBITDA, as defined in the Company’s senior notes covenants, was 1.3 to 1.

•	As of September 30, 2017, the Company had $93 million in cash on its balance sheet and $256 million of availability for future borrowings under its long-term, unsecured credit facility.
Fiscal 2017 Outlook

•
The Company is reiterating its fiscal full-year 2017 guidance for adjusted earnings per share, a non-GAAP measure that excludes Merger related expenses and the loss on extinguishment of debt as a result of the senior notes refinancing in May 2017, to be in the range of $2.60 to $2.70.

•
The guidance for fiscal 2017 is presented on a non-GAAP basis, as it does not include the impact of Merger and other acquisition expenses or the loss on extinguishment of debt. Given the difficulty in predicting the amount and timing of future ongoing Merger expenses, the Company cannot reasonably provide a full reconciliation of adjusted guidance to GAAP guidance.

•The Company’s current guidance also includes the following estimates:

◦
2017 adjusted net income, a non-GAAP measure that excludes Merger related expenses and the loss on extinguishment of debt, is projected to be in the range of approximately $124 million to $129 million versus 2016 adjusted net income of $85 million.

◦
Adjusted EBITDA, also a non-GAAP measure, is projected to be in the range of approximately $268 million to $275 million for fiscal 2017. This compares to adjusted EBITDA of $180 million in fiscal 2016 and $132 million in fiscal 2015.

•	These estimates of expected adjusted earnings per share, adjusted net income and adjusted EBITDA include the following assumptions:

◦	An estimated fourth quarter exchange rate of 19.0 Mexican pesos / U.S. dollar, which implies a full year 2017 average rate of 19.0 Mexican pesos / U.S. dollar.

◦
An anticipated fourth quarter negative impact on pawn loan fees of $0.02 to $0.03 per share due to the unprecedented series of hurricanes and earthquakes experienced in the third quarter and the resulting negative impact on pawn receivables, especially in the coastal Texas markets.

◦
The Company discontinued its small online consumer lending operation during the third quarter. This action, combined with consumer lending store closures, are anticipated to contribute to a 10% decline in fourth quarter consumer lending revenues compared to 2016.

◦	Plans to open or acquire approximately 50 to 60 stores in 2017.

Additional Commentary and Analysis

Mr. Wessel further commented, “Our operating results for the third quarter were even more impressive in light of the recent hurricanes and earthquakes, which impacted approximately 250 stores in markets that included coastal Texas, Florida, Louisiana, Alabama, Georgia, South Carolina and central and southern Mexico. I am pleased to say that through the diligent efforts of our operations team, our employees remained safe and all but two stores are now back online. There was minimal financial impact during the third quarter and we believe that lost retail sales at closed stores were quickly recovered after reopening.

Retail sales were strong during the quarter as our momentum continued in Latin America with same-store sales driven by the successful completion of the integration of the Maxi Prenda stores that are now included in our same-store sales results. Retail sales in these stores increased 59%, or 52% on a constant currency basis, further validating that our best practices can be successfully integrated into our acquired store base. Additionally, same-store retail sales at the Cash America stores improved sequentially as these stores began to utilize the FirstPawn IT platform that has now rolled out to all of our large format pawn stores across the country. Given the difficult environment for brick and mortar focused retailers, we are encouraged by our performance and believe that our stores offer a unique treasure hunt format with changing, value focused merchandise available for our customers daily, something that cannot be easily replicated online. For cash constrained customers, our interest free layaway program, which typically is not offered by online retailers, is also an attractive option for their retail purchases.

Most importantly, we ended the quarter with same-store loan demand up an impressive 22%, or 14% on a constant currency basis, in Latin America and 5% in the legacy U.S. First Cash same-stores, which is significant given the maturity of the U.S. pawn market. This key leading indicator bodes well for the future quarters as we continue to see solid demand for our collateralized, low dollar, short term lending product.

While same-store pawn receivables contracted in the Cash America stores, the decline was consistent with our expectations and we believe it will ultimately generate a higher yielding loan portfolio and inventory sold at higher margins. As we have noted before, the Cash America stores also operated with higher inventory levels per store than the comparative First Cash stores, which we have been working diligently to reduce. Although we saw a decrease in our retail margins during the quarter, largely as a result of this transition, we reduced our inventory position in the U.S. by 14% or $40 million versus the prior-year period. Achieving normalized inventory levels per store should allow us to improve turns and increase margins over time. Additionally, we are tracking to meet or exceed our ambitious Merger run-rate synergy targets of approximately $65 million in early 2018.

It has been an extremely busy year for the operations teams who have not only been focused on new store openings, including the upcoming stores in Colombia, but also on the integration of over 1,000 stores that include both Cash America and Maxi Prenda locations. When the natural disasters impacted approximately 250 of our stores during the third quarter, we set our priorities on getting those stores back up and running. As a result, we are slightly reducing our store opening expectation to approximately 50 to 60 stores this year, which we believe is prudent under the circumstances.

We reported record levels of adjusted free cash flows of $195 million for the trailing twelve month period. These incremental cash flows from organic growth, acquisitions and the Merger have allowed us to increase our dividend to $0.80 per share annually and repurchase approximately 1.2 million shares of common stock through the third quarter of this year. Even with the $65 million in share repurchases over the last twelve months, we have still been able to reduce debt by $120 million over the same period. Additionally, the Board of Directors has demonstrated their confidence in the business and increased our share buyback authorization by $100 million.

In closing, we are excited about the opportunities ahead for FirstCash and our stable, recession and internet resistant business model that has limited regulatory exposure, a clear path to significant organic store growth in Latin America and excellent cash flows generated in the U.S. to pay dividends and repurchase shares. With the added scale and continued growth, we are now consistently at or near a $3 billion market cap. This is an amazing achievement for a small Texas company that went public in 1991 with just eight stores at that time,” Mr. Wessel concluded.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition and prospects of FirstCash, Inc. and its wholly owned subsidiaries (together, the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the risks, uncertainties and regulatory developments discussed and described in (i) the Company’s 2016 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017, including the risks described in Part 1, Item 1A, “Risk Factors” thereof, (ii) the Company’s quarterly report on Form 10-Q filed with the SEC on August 7, 2017, including the risks described in Part II, Item 1A, “Risk Factors” thereof, and (iii) the other reports filed with the SEC, including the Company’s forthcoming Quarterly Report on Form 10-Q. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About FirstCash

FirstCash is the leading international operator of pawn stores with over 2,100 retail pawn and consumer lending locations in 26 U.S. states and Latin America, which includes all the states in Mexico and the countries of Guatemala and El Salvador. The Company employs more than 16,000 people between the U.S. and Latin America. FirstCash focuses on serving cash and credit constrained consumers primarily through its retail pawn locations, which buy and sell a wide variety of jewelry, consumer electronics, power tools, household appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. Approximately 95% of the Company’s revenues are from pawn operations.

FirstCash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the NYSE, home to many of the world’s most iconic brands, technology business leaders and emerging growth companies shaping today’s global economic landscape. For additional information regarding FirstCash and the services it provides, visit FirstCash’s websites located at http://www.firstcash.com and http://www.cashamerica.com.

FIRSTCASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Retail merchandise sales	$246,334	$152,215	$750,150	$386,534
Pawn loan fees	132,545	79,505	383,428	182,816
Wholesale scrap jewelry sales	37,528	18,956	107,285	35,906
Consumer loan and credit services fees	19,005	10,477	58,754	21,079
Total revenue	435,412	261,153	1,299,617	626,335

Cost of revenue:
Cost of retail merchandise sold	161,350	93,399	483,458	239,166
Cost of wholesale scrap jewelry sold	36,831	16,977	102,370	30,701
Consumer loan and credit services loss provision	6,185	3,413	15,419	5,780
Total cost of revenue	204,366	113,789	601,247	275,647

Net revenue	231,046	147,364	698,370	350,688

Expenses and other income:
Store operating expenses	138,966	80,574	412,780	190,563
Administrative expenses	29,999	24,500	93,542	58,277
Depreciation and amortization	13,872	7,281	42,804	17,165
Interest expense	6,129	5,073	17,827	13,859
Interest income	(418)	(138)	(1,138)	(636)
Merger and other acquisition expenses	911	29,398	3,164	33,877
Loss on extinguishment of debt	20	—	14,114	—
Net loss on sale of common stock of Enova	—	253	—	253
Total expenses and other income	189,479	146,941	583,093	313,358

Income before income taxes	41,567	423	115,277	37,330

Provision for income taxes	13,293	1,835	39,119	13,895

Net income (loss)	$28,274	$(1,412)	$76,158	$23,435

Net income (loss) per share:
Basic	$0.59	$(0.04)	$1.58	$0.77
Diluted	$0.59	$(0.04)	$1.58	$0.77

Weighted average shares outstanding:
Basic	47,628	34,631	48,090	30,372
Diluted	47,668	34,631	48,117	30,372

Dividends declared per common share	$0.190	$0.125	$0.570	$0.375

FIRSTCASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,		December 31,
	2017	2016	2016
ASSETS
Cash and cash equivalents	$93,411	$83,356	$89,955
Fees and service charges receivable	45,134	45,708	41,013
Pawn loans	371,367	373,169	350,506
Consumer loans, net	24,515	27,792	29,204
Inventories	308,683	332,862	330,683
Income taxes receivable	27,867	36,449	25,510
Prepaid expenses and other current assets	23,818	31,935	25,264
Investment in common stock of Enova	—	54,786	—
Total current assets	894,795	986,057	892,135

Property and equipment, net	234,309	240,749	236,057
Goodwill	834,883	865,350	831,151
Intangible assets, net	95,991	106,502	104,474
Other assets	59,054	69,125	71,679
Deferred tax assets	12,694	9,912	9,707
Total assets	$2,131,726	$2,277,695	$2,145,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$94,769	$129,997	$109,354
Customer deposits	37,626	37,591	33,536
Income taxes payable	3,763	910	738
Total current liabilities	136,158	168,498	143,628

Revolving unsecured credit facility	140,000	360,000	260,000
Senior unsecured notes	294,961	196,373	196,545
Deferred tax liabilities	73,203	42,125	61,275
Other liabilities	19,725	77,645	33,769
Total liabilities	664,047	844,641	695,217

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	493	493	493
Additional paid-in capital	1,219,589	1,217,820	1,217,969
Retained earnings	436,159	359,926	387,401
Accumulated other comprehensive loss	(88,445)	(109,114)	(119,806)
Common stock held in treasury, at cost	(100,117)	(36,071)	(36,071)
Total stockholders’ equity	1,467,679	1,433,054	1,449,986
Total liabilities and stockholders’ equity	$2,131,726	$2,277,695	$2,145,203

FIRSTCASH, INC.
OPERATING INFORMATION
(UNAUDITED)

The Company’s reportable segments are as follows:

•	U.S. operations - Includes all pawn and consumer loan operations in the U.S.

•	Latin America operations - Includes all pawn and consumer loan operations in Latin America, which currently includes operations in Mexico, Guatemala and El Salvador

The Company provides revenues, cost of revenues, store operating expenses, pre-tax operating income and earning assets by segment. Store operating expenses include salary and benefit expense of store-level employees, occupancy costs, bank charges, security, insurance, utilities, supplies and other costs incurred by the stores.

U.S. Operations Segment Results

The following table details earning assets, which consist of pawn loans, consumer loans, net and inventories as well as other earning asset metrics of the U.S. operations segment as of September 30, 2017 as compared to September 30, 2016 (in thousands):

	Balance at September 30,		Increase /
	2017	2016	(Decrease)
U.S. Operations Segment
Earning assets:
Pawn loans	$281,217	$300,646	(6)%
Consumer loans, net (1)	24,108	27,381	(12)%
Inventories	240,384	280,429	(14)%
	$545,709	$608,456	(10)%

Average outstanding pawn loan amount (in ones)	$152	$145	5%

Composition of pawn collateral:
General merchandise	36%	39%
Jewelry	64%	61%
	100%	100%

Composition of inventories:
General merchandise	43%	48%
Jewelry	57%	52%
	100%	100%

Percentage of inventory aged greater than one year	9%	6%

(1)
Does not include the off-balance sheet principal portion of active CSO extensions of credit made by independent third-party lenders. These amounts, net of the Company’s estimated fair value of its liability for guaranteeing the extensions of credit, totaled $9,251 and $11,641 as of September 30, 2017 and 2016, respectively.

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income of the U.S. operations segment for the three months ended September 30, 2017 as compared to the three months ended September 30, 2016 (in thousands):

	Three Months Ended
	September 30,
	2017	2016	Increase
U.S. Operations Segment
Revenue:
Retail merchandise sales	$160,598	$84,547	90%
Pawn loan fees	95,266	48,840	95%
Wholesale scrap jewelry sales	32,397	15,046	115%
Consumer loan and credit services fees	18,525	9,991	85%
Total revenue	306,786	158,424	94%

Cost of revenue:
Cost of retail merchandise sold	107,561	51,922	107%
Cost of wholesale scrap jewelry sold	31,518	13,955	126%
Consumer loan and credit services loss provision	6,068	3,275	85%
Total cost of revenue	145,147	69,152	110%

Net revenue	161,639	89,272	81%

Segment expenses:
Store operating expenses	104,555	52,480	99%
Depreciation and amortization	5,919	2,906	104%
Total segment expenses	110,474	55,386	99%

Segment pre-tax operating income	$51,165	$33,886	51%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income of the U.S. operations segment for the nine months ended September 30, 2017 as compared to the nine months ended September 30, 2016 (in thousands):

	Nine Months Ended
	September 30,
	2017	2016	Increase
U.S. Operations Segment
Revenue:
Retail merchandise sales	$519,116	$186,673	178%
Pawn loan fees	287,338	94,929	203%
Wholesale scrap jewelry sales	91,430	25,910	253%
Consumer loan and credit services fees	57,425	19,619	193%
Total revenue	955,309	327,131	192%

Cost of revenue:
Cost of retail merchandise sold	337,789	114,632	195%
Cost of wholesale scrap jewelry sold	87,600	22,914	282%
Consumer loan and credit services loss provision	15,115	5,380	181%
Total cost of revenue	440,504	142,926	208%

Net revenue	514,805	184,205	179%

Segment expenses:
Store operating expenses	318,044	107,196	197%
Depreciation and amortization	18,759	5,827	222%
Total segment expenses	336,803	113,023	198%

Segment pre-tax operating income	$178,002	$71,182	150%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Latin America Operations Segment Results

The Company’s management reviews and analyzes certain operating results in Latin America on a constant currency basis because the Company believes this better represents the Company’s underlying business trends. Constant currency results are non-GAAP measures, which exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. The scrap jewelry generated in Latin America is sold and settled in U.S. dollars and is therefore not affected by foreign currency translation. A small percentage of the operating and administrative expenses in Latin America are also billed and paid in U.S. dollars which are not affected by foreign currency translation. Amounts presented on a constant currency basis are denoted as such. See the “Constant Currency Results” section below for additional discussion of constant currency results.

The following table details earning assets, which consist of pawn loans, consumer loans, net and inventories as well as other earning asset metrics of the Latin America operations segment as of September 30, 2017 as compared to September 30, 2016 (in thousands):

				Constant Currency Basis
				Balance at
				September 30,	Increase /
	Balance at September 30,		Increase /	2017	(Decrease)
	2017	2016	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Earning assets:
Pawn loans	$90,150	$72,523	24%	$84,378	16%
Consumer loans, net	407	411	(1)%	380	(8)%
Inventories	68,299	52,433	30%	63,855	22%
	$158,856	$125,367	27%	$148,613	19%

Average outstanding pawn loan amount (in ones)	$67	$59	14%	$63	7%

Composition of pawn collateral:
General merchandise	82%	82%
Jewelry	18%	18%
	100%	100%

Composition of inventories:
General merchandise	75%	80%
Jewelry	25%	20%
	100%	100%

Percentage of inventory aged greater than one year	1%	1%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income of the Latin America operations segment for the three months ended September 30, 2017 as compared to the three months ended September 30, 2016 (in thousands):

				Constant Currency Basis
				Three Months
				Ended
	Three Months Ended			September 30,	Increase /
	September 30,		Increase /	2017	(Decrease)
	2017	2016	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$85,736	$67,668	27%	$81,686	21%
Pawn loan fees	37,279	30,665	22%	35,534	16%
Wholesale scrap jewelry sales	5,131	3,910	31%	5,131	31%
Consumer loan and credit services fees	480	486	(1)%	457	(6)%
Total revenue	128,626	102,729	25%	122,808	20%

Cost of revenue:
Cost of retail merchandise sold	53,789	41,477	30%	51,252	24%
Cost of wholesale scrap jewelry sold	5,313	3,022	76%	5,068	68%
Consumer loan and credit services loss provision	117	138	(15)%	111	(20)%
Total cost of revenue	59,219	44,637	33%	56,431	26%

Net revenue	69,407	58,092	19%	66,377	14%

Segment expenses:
Store operating expenses	34,411	28,094	22%	32,920	17%
Depreciation and amortization	2,704	2,602	4%	2,587	(1)%
Total segment expenses	37,115	30,696	21%	35,507	16%

Segment pre-tax operating income	$32,292	$27,396	18%	$30,870	13%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income of the Latin America operations segment for the nine months ended September 30, 2017 as compared to the nine months ended September 30, 2016 (in thousands):

				Constant Currency Basis
				Nine Months
				Ended
	Nine Months Ended			September 30,	Increase /
	September 30,		Increase /	2017	(Decrease)
	2017	2016	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$231,034	$199,861	16%	$238,833	19%
Pawn loan fees	96,090	87,887	9%	99,272	13%
Wholesale scrap jewelry sales	15,855	9,996	59%	15,855	59%
Consumer loan and credit services fees	1,329	1,460	(9)%	1,377	(6)%
Total revenue	344,308	299,204	15%	355,337	19%

Cost of revenue:
Cost of retail merchandise sold	145,669	124,534	17%	150,536	21%
Cost of wholesale scrap jewelry sold	14,770	7,787	90%	15,238	96%
Consumer loan and credit services loss provision	304	400	(24)%	315	(21)%
Total cost of revenue	160,743	132,721	21%	166,089	25%

Net revenue	183,565	166,483	10%	189,248	14%

Segment expenses:
Store operating expenses	94,736	83,367	14%	97,565	17%
Depreciation and amortization	7,723	7,919	(2)%	7,956	—%
Total segment expenses	102,459	91,286	12%	105,521	16%

Segment pre-tax operating income	$81,106	$75,197	8%	$83,727	11%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Consolidated Results of Operations

The following table reconciles pre-tax operating income of the Company’s U.S. operations segment and Latin America operations segment discussed above to consolidated net income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Consolidated Results of Operations
U.S. operations segment pre-tax operating income	$51,165	$33,886	$178,002	$71,182
Latin America operations segment pre-tax operating income	32,292	27,396	81,106	75,197
Consolidated segment pre-tax operating income	83,457	61,282	259,108	146,379

Corporate expenses and other income:
Administrative expenses	29,999	24,500	93,542	58,277
Depreciation and amortization	5,249	1,773	16,322	3,419
Interest expense	6,129	5,073	17,827	13,859
Interest income	(418)	(138)	(1,138)	(636)
Merger and other acquisition expenses	911	29,398	3,164	33,877
Loss on extinguishment of debt	20	—	14,114	—
Net loss on sale of common stock of Enova	—	253	—	253
Total corporate expenses and other income	41,890	60,859	143,831	109,049

Income before income taxes	41,567	423	115,277	37,330

Provision for income taxes	13,293	1,835	39,119	13,895

Net income (loss)	$28,274	$(1,412)	$76,158	$23,435

FIRSTCASH, INC.
STORE COUNT ACTIVITY

The following table details store count activity for the nine months ended September 30, 2017:

		Consumer
	Pawn	Loan	Total
	Locations (1)	Locations (2)	Locations
U.S. operations segment:
Total locations, beginning of period	1,085	45	1,130
New locations opened	2	—	2
Locations acquired	1	—	1
Locations closed or consolidated	(15)	(1)	(16)
Total locations, end of period	1,073	44	1,117

Latin America operations segment:
Total locations, beginning of period	927	28	955
New locations opened	32	—	32
Locations acquired	5	—	5
Locations closed or consolidated	(3)	—	(3)
Total locations, end of period	961	28	989

Total:
Total locations, beginning of period	2,012	73	2,085
New locations opened	34	—	34
Locations acquired	6	—	6
Locations closed or consolidated	(18)	(1)	(19)
Total locations, end of period	2,034	72	2,106

(1)
At September 30, 2017, 317 of the U.S. pawn stores, which are primarily located in Texas and Ohio, also offered consumer loans or credit services products, while 49 Mexico pawn stores offer consumer loan products.

(2)
The Company’s U.S. free-standing consumer loan locations offer consumer loans and/or a credit services product and are located in Ohio, Texas, California and limited markets in Mexico. The table does not include 63 check cashing locations operated by independent franchises under franchising agreements with the Company.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(UNAUDITED)

The Company uses certain financial calculations such as adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and constant currency results (as defined or explained below) as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined in SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s operating performance and because management believes they provide greater transparency into the Company’s results of operations. However, items that are excluded from and other adjustments and assumptions that are made in calculating adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and constant currency results are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and constant currency results, as presented, may not be comparable to other similarly titled measures of other companies.

The Company expects to incur additional expenses in 2017 and 2018 in connection with its Merger and integration of Cash America. The Company has adjusted the applicable financial measures to exclude these items because it generally would not incur such costs and expenses as part of its continuing operations. The Merger related expenses are predominantly incremental costs directly associated with the Merger and integration of Cash America, including professional fees, legal expenses, severance and retention payments, accelerated vesting of certain equity compensation awards, contract breakage costs and costs related to consolidation of technology systems and corporate facilities.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Adjusted Net Income and Adjusted Net Income Per Share
Management believes the presentation of adjusted net income and adjusted net income per share (“Adjusted Income Measures”) provides investors with greater transparency and provides a more complete understanding of the Company’s financial performance and prospects for the future by excluding items that management believes are non-operating in nature and not representative of the Company’s core operating performance. In addition, management believes the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results for the current periods presented with the prior periods presented.

The following table provides a reconciliation between the net income and diluted earnings per share calculated in accordance with GAAP to the Adjusted Income Measures, which are shown net of tax (in thousands, except per share data):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share
Net income (loss), as reported	$28,274	$0.59	$(1,412)	$(0.04)	$76,158	$1.58	$23,435	$0.77
Adjustments, net of tax:
Merger related expenses:
Transaction	—	—	10,915	0.32	—	—	13,732	0.45
Severance and retention	56	—	8,737	0.25	857	0.02	8,737	0.29
Other	518	0.02	1,726	0.05	1,137	0.02	1,726	0.06
Total Merger related expenses	574	0.02	21,378	0.62	1,994	0.04	24,195	0.80
Other acquisition expenses	—	—	—	—	—	—	94	—
Loss on extinguishment of debt	13	—	—	—	8,892	0.19	—	—
Net loss on sale of common stock of Enova	—	—	160	—	—	—	160	0.01
Adjusted net income	$28,861	$0.61	$20,126	$0.58	$87,044	$1.81	$47,884	$1.58

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following tables provide a reconciliation of the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above (in thousands):

	Three Months Ended September 30,
	2017			2016
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger related expenses (1)	$911	$337	$574	$29,398	$8,020	$21,378
Loss on extinguishment of debt	20	7	13	—	—	—
Net loss on sale of common stock of Enova	—	—	—	253	93	160
Total adjustments	$931	$344	$587	$29,651	$8,113	$21,538

	Nine Months Ended September 30,
	2017			2016
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger related expenses (1)	$3,164	$1,170	$1,994	$33,727	$9,532	$24,195
Other acquisition expenses	—	—	—	150	56	94
Loss on extinguishment of debt	14,114	5,222	8,892	—	—	—
Net loss on sale of common stock of Enova	—	—	—	253	93	160
Total adjustments	$17,278	$6,392	$10,886	$34,130	$9,681	$24,449

(1)	Resulting tax benefit for the three and nine months ended September 30, 2016 is less than the statutory rate as a portion of the transaction costs were not deductible for tax purposes.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
The Company defines EBITDA as net income before income taxes, depreciation and amortization, interest expense and interest income and adjusted EBITDA as EBITDA adjusted for certain items as listed below that management considers to be non-operating in nature and not representative of its actual operating performance. The Company believes EBITDA and adjusted EBITDA are commonly used by investors to assess a company’s financial performance and adjusted EBITDA is used in the calculation of the Net Debt Ratio as defined in the Company’s senior notes covenants. The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

					Trailing Twelve
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		September 30,
	2017	2016	2017	2016	2017		2016
Net income (loss)	$28,274	$(1,412)	$76,158	$23,435		$112,850		$42,845
Income taxes	13,293	1,835	39,119	13,895		58,544		22,112
Depreciation and amortization	13,872	7,281	42,804	17,165		57,504		21,453
Interest expense	6,129	5,073	17,827	13,859		24,288		18,264
Interest income	(418)	(138)	(1,138)	(636)		(1,253)		(1,059)
EBITDA	61,150	12,639	174,770	67,718		251,933		103,615
Adjustments:
Merger related expenses	911	29,398	3,164	33,727		5,657		33,727
Other acquisition expenses	—	—	—	150		300		1,850
Loss on extinguishment of debt	20	—	14,114	—		14,114		—
Net (gain) / loss on sale of common stock of Enova	—	253	—	253		(1,552)		253
Adjusted EBITDA	$62,081	$42,290	$192,048	$101,848		$270,452		$139,445

Net Debt Ratio calculated as follows:
Total debt (outstanding principal)						$440,000		$560,000
Less: cash and cash equivalents						(93,411)		(83,356)
Net debt						$346,589		$476,644
Adjusted EBITDA						$270,452		$139,445
Net Debt Ratio					1.28	:1	3.42	:1

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Free Cash Flow and Adjusted Free Cash Flow

For purposes of its internal liquidity assessments, the Company considers free cash flow and adjusted free cash flow. The Company defines free cash flow as cash flow from operating activities less purchases of property and equipment and net fundings/repayments of pawn and consumer loans, which are considered to be operating in nature by the Company but are included in cash flow from investing activities, and adjusted free cash flow as free cash flow adjusted for Merger related expenses paid that management considers to be non-operating in nature. Free cash flow and adjusted free cash flow are commonly used by investors as an additional measure of cash generated by business operations that may be used to repay scheduled debt maturities and debt service or, following payment of such debt obligations and other non-discretionary items, may be available to invest in future growth through new business development activities or acquisitions, repurchase stock, pay cash dividends or repay debt obligations prior to their maturities. These metrics can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. However, free cash flow and adjusted free cash flow have limitations as analytical tools and should not be considered in isolation or as a substitute for cash flow from operating activities or other income statement data prepared in accordance with GAAP. The following table reconciles net cash flow from operating activities to free cash flow and adjusted free cash flow (in thousands):

					Trailing Twelve
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		September 30,
	2017	2016	2017	2016	2017	2016
Cash flow from operating activities	$46,033	$901	$148,846	$40,474	$205,226	$68,101
Cash flow from investing activities:
Loan receivables, net of cash repayments	(28,702)	(22,020)	5,261	(31,486)	20,675	(12,903)
Purchases of property and equipment	(9,194)	(6,353)	(26,595)	(23,426)	(37,032)	(28,971)
Free cash flow	8,137	(27,472)	127,512	(14,438)	188,869	26,227
Merger related expenses paid, net of tax benefit	898	18,158	4,443	19,715	5,667	19,715
Adjusted free cash flow	$9,035	$(9,314)	$131,955	$5,277	$194,536	$45,942

Constant Currency Results
The Company’s reporting currency is the U.S. dollar. However, certain performance metrics discussed in this release are presented on a “constant currency” basis, which is considered a non-GAAP measurement of financial performance. The Company’s management uses constant currency results to evaluate operating results of business operations in Latin America, which are primarily transacted in local currencies.
The Company believes constant currency results provide investors with valuable supplemental information regarding the underlying performance of its business operations in Latin America, consistent with how the Company’s management evaluates such performance and operating results. Constant currency results reported herein are calculated by translating certain balance sheet and income statement items denominated in local currencies using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations for purposes of evaluating period-over-period comparisons. Business operations in Mexico and Guatemala are transacted in Mexican pesos and Guatemalan quetzales, respectively. The Company also has operations in El Salvador where the reporting and functional currency is the U.S. dollar. See the Latin America operations segment tables elsewhere in this release for an additional reconciliation of certain constant currency amounts to as reported GAAP amounts.

The following table provides exchange rates for the Mexican peso and Guatemalan quetzal for the current and prior year periods:

	September 30,		Favorable /
	2017	2016	(Unfavorable)
Mexican peso / U.S. dollar exchange rate:
End-of-period	18.2	19.5	7%
Three months ended	17.8	18.7	5%
Nine months ended	18.9	18.3	(3)%

Guatemalan quetzal / U.S. dollar exchange rate:
End-of-period	7.3	7.5	3%
Three months ended	7.3	7.6	4%
Nine months ended	7.4	7.6	3%

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (949) 873-2789
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com
Website:    ir.firstcash.com